Exhibit 99.1
------------

                                 ANDRESMIN GOLD
                                   CORPORATION




                              For Immediate Release

          ANDRESMIN PROVIDES MORE DETAILS ON THE CLAVELLA 2 CLAIM BLOCK
          -------------------------------------------------------------


LIMA, PERU, November 15, 2004, - Andresmin Gold Corporation  ("Andresmin" or the
--------------------------------------------------------------------------------
"Company") (NASD OTC-BB:  "ADGD") is pleased to announce additional  information
---------------------------------
on the recently acquired (Press Release November 2, 2004) Clavella 2 property. The Clavella 2 claim block is a 232 hectare concession located at the north end of the 8,500 hectare Winicocha Property, which completely surrounds the Cavella
2. The Clavella 2 claim block was acquired from a private Peruvian mining prospector.

The Clavella 2 property was the site of previous exploration focused on gold mineralization associated with large disseminated stockwork zones. Recent work by the Company has returned 4 surface samples returning between 0.25% to greater than 1.0% copper, with a further 10 samples returning 0.10% to 0.25% copper, and associated anomalous molybdenum values in 4 samples ranging from 60 to 150 parts per million. In addition, sampling by the Company has returned 6 samples ranging from 0.5 to 2.5 grams per ton gold over the Clavella 2 property. Recent geophysical surveys by the Company were completed over the southern third of the Clavella 2 property, with several anomalies indicated. A large strong magnitude, chargeability Induced Polarization (IP) anomaly is indicated and is co-incident with the anomalous gold, copper and molybdenum values indicated above. This
                                                                            ----
anomaly (see attachment) is only partially defined, and is open to the north.
-------

The presence of these anomalous copper gold and molybdenum values coincident with a strong IP anomaly is indicative of the large-tonnage porphyry deposits typical in this mineral belt. A further work program consisting of additional geophysics will be conducted, followed by diamond drilling in early 2005 to test these results.

The Winicocha Copper Gold Molybdenum porphyry lies within a rich mineralized belt in southern Peru. There are four significant porphyry deposits within 80 km of Winicocha representing over $26 billion worth of gross copper value; they are: BHP Billiton's Tintaya Mine with +200 million tonnes at +1.5% Copper; BHP Billiton's Antapaccay deposit with 420 million tonnes at 0.83% Copper; X-Strata's Las Bambas project which Centromin states has 40 million tonnes with




              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION




in excess of 2% Copper potential; and Southern Peru Copper Corporation's Las Chancas deposit with 200 million tonnes at 1% Copper, 0.07 %Molybdenum, and 0.12 grams per tonne Gold.

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high-quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts 1.4 million ounces of gold, thought to be a near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.




For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
----------------------
www.andresmin.com
-----------------



THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.













              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION





                                Geophysics IP Map
              Chargeability clearly indicatig three large anomalies


             (Map showing Anomaly over Clavella 2 open to the North)





































              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502